     As filed with the Securities and Exchange Commission on April 29, 1998
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------


                            CENTENNIAL CELLULAR CORP.
             (Exact name of registrant as specified in its charter)


               Delaware                                      06-1242753
     (State or other jurisdiction                         (I.R.S. Employer
   of incorporation or organization)                   Identification Number)

          50 Locust Avenue
         New Canaan, Connecticut                                 06840
(Address of registrant's principal executive offices)         (Zip Code)


                            Centennial Cellular Corp.
                      1993 Management Equity Incentive Plan
                            (Full title of the plan)

                              Bernard P. Gallagher
                            Centennial Cellular Corp.
                                50 Locust Avenue
                          New Canaan, Connecticut 06840
                     (Name and address of agent for service)

                                 (203) 972-2000
          (Telephone number, including area code, of agent for service)

                                   Copies to:

       David Z. Rosensweig                       David F. Kroenlein
     Leavy Rosensweig & Hyman             Whitman Breed Abbott & Morgan LLP
       11 East 44th Street                         200 Park Avenue
     New York, New York 10017                 New York, New York 10166
          (212) 983-0400                           (212) 351-3000


If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                                   Proposed          Proposed
    Title of Each Class           Amount           Maximum            Maximum
       of Securities               to be        Offering Price       Aggregate            Amount of
     to be Registered          Registered(2)     Per Unit (1)    Offering Price(1)    Registration Fee
----------------------------------------------------------------------------------------------------------
Class A Common Stock, par     250,000 shares      $32.78125       $8,195,312.50          $2,417.62
value $.01 per share ....
==========================================================================================================


(1) Calculated pursuant to Rule 457(c) and 457(h)(1) based on the average of the high and low prices reported for the Class A Common Stock as quoted on NASDAQ on April 24, 1998; such estimate has been made solely for the purpose of calculating the registration fee as the actual offering price is unknown.

(2) Together with an indeterminate number of shares which may be necessary to adjust the number of shares of Class A Common Stock reserved for issuance pursuant to the 1993 Management Equity Incentive Plan, as the result of a stock split, stock dividend, reclassification, recapitalization or similar adjustment(s) of the Class A Common Stock of Centennial Cellular Corp.

                      REGISTRATION OF ADDITIONAL SECURITIES

         This registration is for additional securities of the same class as other securities for which a Form S-8 registration statement relating to the same employee benefit plan is effective.

         This Form S-8 registration statement incorporates by reference the contents of the earlier Form S-8 registration statement (File No. 33-46131) relating to Centennial Cellular Corp.'s 1993 Management Equity Incentive Plan, filed with the Securities and Exchange Commission on October 25, 1993.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

             (a) The Annual Report of Centennial Cellular Corp., a Delaware corporation (the "Company") on Form 10-K for the fiscal year ended May 31, 1997; and

             (b) The Quarterly Reports of the Company on Form 10-Q for each of the Fiscal quarters ended August 31, 1997, November 30, 1997 and February 28, 1998.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of the Registration Statement from the date of filing of such documents.

ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER                              EXHIBIT
------                              -------
4(a) Restated Certificate of Incorporation of the Company. Incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1993.
(b) By-laws of the Company, as amended. Incorporated herein by reference to the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1992.
5 Opinion of Leavy Rosensweig & Hyman re legality, including consent of such counsel.
23(a)    Consent of Deloitte & Touche LLP
(b) The consent of Leavy Rosensweig & Hyman is contained in the opinion filed as Exhibit 5 to this Registration Statement.
24       Powers of Attorney (see Page II-1 hereof)
99 The 1993 Management Equity Incentive Plan. Incorporated herein by reference to Exhibit 10.9 to the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1994.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of New Canaan, State of Connecticut, on the 27th day of April, 1998.


                                            CENTENNIAL CELLULAR CORP.


                                            By /s/ Bernard P. Gallagher
                                               _________________________________
                                               Bernard P. Gallagher,
                                               Chairman and
                                               Chief Executive Officer


                                POWER OF ATTORNEY

         KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Bernard P. Gallagher, Scott N. Schneider and David Z. Rosensweig his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirement of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed below by the following persons, in the capacities indicated on April 27, 1998.


           Name                                     Title
           ----                                     -----
/s/ Bernard P. Gallagher
_____________________________       Chairman of the Board, Chief Executive Officer
Bernard P. Gallagher                and Director (principal executive officer)

/s/ Scott N. Schneider
_____________________________       Chief Financial Officer, Senior Vice President,
Scott N. Schneider                  Treasurer, Chief Accounting Officer and Director
                                    (principal accounting officer)

_____________________________       Director
Daryl A. Ferguson

/s/ Rudy J. Graf
_____________________________       Director
Rudy J. Graf

_____________________________       Director
William M. Kraus

/s/ David Z. Rosensweig
_____________________________       Director
David Z. Rosensweig

_____________________________       Director
Peter J. Solomon

/s/ Frank Tow
_____________________________       Director
Frank Tow


                                  EXHIBIT INDEX


Exhibit
Number       EXHIBIT                                                                 Page No.
-------      -------                                                                 ----

4(a)     Restated Certificate of Incorporation of the Company. Incorporated
         herein by reference to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1993.
(b)      By-laws of the Company, as amended. Incorporated herein by reference to the Company's Annual Report on Form 10-K for the fiscal year ended May
         31, 1992.
5        Opinion of Leavy Rosensweig & Hyman re legality, including consent of such counsel.
23(a)    Consent of Deloitte & Touche LLP
(b)      The consent of Leavy Rosensweig & Hyman is contained in the opinion filed as Exhibit 5 to this Registration Statement.
24       Powers of Attorney (see Page II-1 hereof)
99       The 1993 Management Equity Incentive Plan. Incorporated herein by reference to Exhibit 10.9 to the Company's Annual Report on Form 10-K
         for the fiscal year ended May 31, 1994.